Exhibit 23.1

Patrizio & Zhao, LLC
Certified Public Accountants and Consultants	322 Route 46 West
Parsippany, NJ 07054
Tel: (973) 882-8810
Fax: (973) 882-0788
www.pzcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the heading “Experts” in the Registration Statement (Form S-3/A) and to the incorporation by reference therein of our reports dated September 10, 2009 with respect to the financial statements for the year ended June 30, 2009 filed with the Securities and Exchange commission.

/s/ Patrizio & Zhao, LLC

PATRIZIO & ZHAO, LLC
Certified Public Accountants and Consultants

Parsippany, New Jersey
October 20, 2009